Exhibit 99.1
Granite Reports Second Quarter 2016 Results

•	Total Company revenue increased to $604.6 million, up 6.2 percent year-over-year

•	Total Company gross profit was $73.2 million, up 14.0 percent year-over-year

•	Total Company gross profit margin 12.1 percent, up more than 80 basis points year-over-year

•	Construction segment drives profit growth; ninth consecutive quarter of year-over-year gross profit margin expansion to 14.8 percent, up more than 200 basis points

•	Large Project Construction segment revenue increases; gross profit margin declines to 6.9 percent, down 100 basis points year-over-year

•	Construction Materials segment revenue decreases; gross profit margin increases to 13.8 percent, up 40 basis points year-over-year

•	Contract backlog at all-time high of $3.8 billion, up 25.0 percent year-over-year

WATSONVILLE, Calif. (July 29, 2016) - Granite Construction Incorporated (NYSE: GVA) today reported net income of $14.1 million for the quarter ended June 30, 2016, compared to net income of $9.6 million in the second quarter of 2015. Earnings per diluted share in the quarter were $0.35, compared to $0.24 in the prior-year period.

“Steady improvement and balance across our portfolio once again drove our improved second quarter results,” said James H. Roberts, President and Chief Executive Officer of Granite Construction Incorporated. “Today's balance is positively weighted by the ninth consecutive quarter of year-over-year margin expansion in the Construction segment, which continues to offset our Large Project segment performance still well below expectations,” Roberts continued.

“Granite teams across the country created momentum as the second quarter progressed, highlighted by activity and results that accelerated late in the quarter. We congratulate our employees, as new and enhanced client relationships helped spur our backlog of work to a new record of nearly $3.8 billion. Our teams continue their focus on safety and excellence in execution to deliver results.” Roberts said.

Second Quarter and First Half 2016 Results

Total Company

▪
Revenue for the second quarter increased 6.2 percent to $604.6 million compared with $569.2 million last year. On a year-to-date basis, consolidated revenue increased 5.5 percent to $1,044.0 million in the first half of 2016.

▪
Gross profit in the second quarter increased 14.0 percent to $73.2 million compared with $64.2 million last year. On a year-to-date basis, gross profit increased 9.0 percent to $112.4 million in the first half of 2016.

▪	Gross profit margin in the quarter was 12.1 percent compared with 11.3 percent in 2015. For the first half of 2016, gross profit margin of 10.8 percent reflects modest improvement from last year.

▪
Second quarter selling, general and administrative (SG&A) expenses increased 2.5 percent to $48.7 million. For the first half of 2016, SG&A totaled $104.8 million, up 6.4 percent year-over-year, with the increase primarily related to salary and compensation expenses.

▪
Cash and marketable securities totaled $238.8 million, as of June 30, 2016. Capital expenditures totaled $48.8 million in the first half of 2016, an increase of nearly $33 million year-over-year. The increased investment was driven by specific project needs and a shift in equipment purchase timing to earlier in the year for use in the current construction season.

Construction

▪	Construction revenue in the second quarter increased 8.4 percent to $331.3 million, compared with $305.6 million last year.

▪	Gross profit in the second quarter increased 26.2 percent to $49.1 million compared to $38.9 million last year.

▪	Gross profit margin of 14.8 percent, up from 12.7 percent a year ago, was driven by particular strength in the West, where activity accelerated late in the second quarter.
Large Project Construction

▪	Large Project Construction revenue in the second quarter increased 7.9 percent to $197.3 million, compared with $182.9 million last year.

▪	Gross profit in the second quarter decreased 5.7 percent to $13.7 million compared to $14.5 million last year.

▪	Gross profit margin was 6.9 percent compared with 7.9 percent in 2015, with performance impacted by design, weather, project execution, and owner-related issues.
Construction Materials

▪	Construction Materials revenue in the second quarter decreased 6.0 percent to $75.9 million, compared with $80.7 million last year.

▪	The business reported gross profit of $10.5 million compared to $10.8 million last year.

▪
Gross profit margin increased to 13.8 percent, up 40 basis points from last year. Operational performance remains strong, with solid levels of committed volumes driving accelerated activity late in the second quarter.

Outlook and Guidance
“Opportunities for growth remain steady and broad across end markets and geographies. We continue to expect that as we move toward the end of 2016, the FAST Act will begin to provide public markets with some of the well-overdue stability needed to equalize the difficult balance of modern infrastructure funding demands.” said Roberts.
“Record backlog provides us with opportunities for focused and improved execution, organic and diversified growth, as well as improved financial results. Across geographies and end markets, the balance of our business remains on track to create solid growth in 2016 and beyond,” Roberts said.
The Company’s current expectations for 2016 remain:

▪	Mid-single digit consolidated revenue growth

▪	Consolidated EBITDA margin[1] of 6% to 8%

Conference Call
Granite will conduct a conference call today, July 29, 2016, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended June 30, 2016. The Company invites investors to listen to a live audio webcast on its Investor Relations website, http://investor.graniteconstruction.com. An archive of the webcast will be available on the website approximately one hour after the call. The live call also is available by calling 1-877-328-5503; international callers may dial 1-412-317-5472. A replay will be available after the live call through August 5, 2016 by calling 1-877-344-7529, replay access code 10089594; international callers may dial 1-412-317-0088.
About Granite
Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is one of the nation’s largest infrastructure contractors and construction materials producers. Granite specializes in complex infrastructure projects, including transportation, industrial and federal contracting, and is a proven leader in alternative procurement project delivery. Granite is an award-winning firm in safety, quality and environmental stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for seven consecutive years.
Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, visit graniteconstruction.com.

1 Please refer to the description and non-GAAP reconciliation in the attached tables.
Forward-looking Statements
Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.
Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	June 30, 2016	December 31, 2015	June 30, 2015
ASSETS
Current assets
Cash and cash equivalents	$161,218	$252,836	$188,147
Short-term marketable securities	34,959	25,043	17,560
Receivables, net	431,127	340,822	362,336
Costs and estimated earnings in excess of billings	86,025	59,070	60,093
Inventories	64,711	55,553	71,022
Equity in construction joint ventures	245,509	224,689	209,016
Other current assets	31,949	26,985	33,885
Total current assets	1,055,498	984,998	942,059
Property and equipment, net	409,860	385,129	391,989
Long-term marketable securities	42,653	80,652	70,508
Investments in affiliates	34,517	33,182	32,655
Goodwill	53,799	53,799	53,799
Deferred income taxes, net	5,407	4,329	32,616
Other noncurrent assets	84,095	84,789	74,912
Total assets	$1,685,829	$1,626,878	$1,598,538

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$14,795	$14,800	$22
Accounts payable	210,923	157,571	170,474
Billings in excess of costs and estimated earnings	90,484	92,515	106,086
Accrued expenses and other current liabilities	212,986	200,935	201,259
Total current liabilities	529,188	465,821	477,841
Long-term debt	241,907	244,323	269,566
Other long-term liabilities	45,719	46,613	42,851
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding: 39,597,469 shares as of June 30, 2016, 39,412,877 shares as of December 31, 2015 and 39,372,298 shares as of June 30, 2015	396	394	394
Additional paid-in capital	145,972	140,912	137,012
Accumulated other comprehensive loss	(1,811)	(1,500)	(798)
Retained earnings	691,924	699,431	650,357
Total Granite Construction Incorporated shareholders’ equity	836,481	839,237	786,965
Non-controlling interests	32,534	30,884	21,315
Total equity	869,015	870,121	808,280
Total liabilities and equity	$1,685,829	$1,626,878	$1,598,538

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Construction	$331,346	$305,605	$540,833	$494,125
Large Project Construction	197,322	182,893	392,771	373,198
Construction Materials	75,911	80,744	110,427	122,168
Total revenue	604,579	569,242	1,044,031	989,491
Cost of revenue
Construction	282,290	266,721	464,844	434,646
Large Project Construction	183,668	168,414	365,612	341,183
Construction Materials	65,420	69,907	101,129	110,533
Total cost of revenue	531,378	505,042	931,585	886,362
Gross profit	73,201	64,200	112,446	103,129
Selling, general and administrative expenses	48,705	47,526	104,838	98,549
Gain on sales of property and equipment	(1,366)	(475)	(1,966)	(1,286)
Operating income	25,862	17,149	9,574	5,866
Other (income) expense
Interest income	(798)	(528)	(1,634)	(970)
Interest expense	3,187	3,985	6,236	7,481
Equity in income of affiliates	(717)	(670)	(2,159)	(607)
Other income, net	(3,183)	(152)	(4,555)	(1,436)
Total other (income) expense	(1,511)	2,635	(2,112)	4,468
Income before provision for income taxes	27,373	14,514	11,686	1,398
Provision for income taxes	8,916	4,975	3,739	469
Net income	18,457	9,539	7,947	929
Amount attributable to non-controlling interests	(4,327)	74	(5,005)	124
Net income attributable to Granite Construction Incorporated	$14,130	$9,613	$2,942	$1,053

Net income per share attributable to common shareholders:
Basic	$0.36	$0.24	$0.07	$0.03
Diluted	$0.35	$0.24	$0.07	$0.03
Weighted average shares of common stock
Basic	39,584	39,358	39,509	39,287
Diluted	40,302	39,881	40,140	39,848

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Six Months Ended June 30,	2016	2015
Operating activities
Net income	$7,947	$929
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, depletion and amortization	29,502	31,331
Gain on sales of property and equipment	(1,966)	(1,286)
Stock-based compensation	8,563	4,992
Equity in net income from unconsolidated joint ventures	(5,688)	(18,547)
Gain on real estate entity	(2,452)	—
Changes in assets and liabilities	(89,835)	(74,082)
Net cash used in operating activities	(53,929)	(56,663)
Investing activities
Purchases of marketable securities	(29,894)	(29,974)
Maturities of marketable securities	20,000	16,700
Proceeds from called marketable securities	35,000	30,000
Purchases of property and equipment	(48,837)	(16,152)
Proceeds from sales of property and equipment	2,510	2,062
Other investing activities, net	(128)	912
Net cash (used in) provided by investing activities	(21,349)	3,548
Financing activities
Long-term debt principal repayments	(2,500)	(306)
Cash dividends paid	(10,267)	(10,208)
Repurchases of common stock	(4,845)	(3,291)
Other financing activities, net	1,272	(894)
Net cash used in financing activities	(16,340)	(14,699)
Decrease in cash and cash equivalents	(91,618)	(67,814)
Cash and cash equivalents at beginning of period	252,836	255,961
Cash and cash equivalents at end of period	$161,218	$188,147

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	Construction	Large Project Construction	Construction Materials	Construction	Large Project Construction	Construction Materials

2016
Revenue	$331,346	$197,322	$75,911	$540,833	$392,771	$110,427
Gross profit	49,056	13,654	10,491	75,989	27,159	9,298
Gross profit as a percent of revenue	14.8%	6.9%	13.8%	14.1%	6.9%	8.4%

2015
Revenue	$305,605	$182,893	$80,744	$494,125	$373,198	$122,168
Gross profit	38,884	14,479	10,837	59,479	32,015	11,635
Gross profit as a percent of revenue	12.7%	7.9%	13.4%	12.0%	8.6%	9.5%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

Contract Backlog by Segment	June 30, 2016		March 2016		June 30, 2015

Construction	$1,144,965	30.5%	$999,980	29.5%	$831,067	27.7%
Large Project Construction	2,606,019	69.5%	2,386,019	70.5%	2,169,736	72.3%
Total	$3,750,984	100.0%	$3,385,999	100.0%	$3,000,803	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to Granite Construction Incorporated	$14,130	$9,613	$2,942	$1,053
Depreciation, depletion and amortization expense(2)	15,766	15,704	29,502	31,331
Provision for income taxes	8,916	4,975	3,739	469
Interest expense, net of interest income	2,389	3,457	4,602	6,511
EBITDA	$41,201	$33,749	$40,785	$39,364
Consolidated EBITDA Margin(3)	6.8%	5.9%	3.9%	4.0%

Note:
(1)We define EBITDA as GAAP net income attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and Selling, General and Administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3)Represents EBITDA divided by consolidated revenue. Consolidated revenue was $604,579 and $1,044,031 for three and six months ended June 30, 2016, respectively and $569,242 and $989,491 for the three and six months ended June 30, 2015, respectively.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532